Exhibit 99.1

NVR, INC. ANNOUNCES FIRST QUARTER RESULTS

April 21, 2010, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its first quarter ended March 31, 2010 of $32,087,000, $5.01 per diluted share.  Net income and diluted earnings per share for its first quarter ended March 31, 2010 increased 78% and 66%, respectively, when compared to the 2009 first quarter.  Consolidated revenues for the first three months of 2010 totaled $590,214,000, a 6% increase from $558,599,000 for the comparable 2009 quarter.

Homebuilding

New orders in the first quarter of 2010 increased 21% to 2,940 units, when compared to 2,426 units in the first quarter of 2009.  The cancellation rate in the first quarter of 2010 was 9% compared to 15% in both the first and fourth quarters of 2009.  Settlements increased in the first quarter of 2010 to 1,919 units, 8% greater than the same period of 2009.  The Company’s backlog of homes sold but not settled at the end of the 2010 quarter increased on a unit basis by 19% to 4,552 units from the same period last year.  On a dollar basis, backlog grew to $1,342,000,000, an increase of 18% when compared to the same period last year.

Homebuilding revenues for the three months ended March 31, 2010 totaled $577,381,000, 5% greater than the year earlier period.  Gross profit margins were 18.4% in the 2010 first quarter compared to 15.6% for the same period in 2009.  Income before tax from the homebuilding segment totaled $45,769,000, an increase of 78% when compared to the first quarter of the previous year.

Mortgage Banking

Mortgage closed loan production of $418,042,000 for the three months ended March 31, 2010 was 2% lower than the same period last year.  Income before tax for the mortgage banking operations during the first quarter of 2010 increased 44% to $6,962,000, when compared to $4,848,000 reported for the same period of 2009.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934.  Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties.  All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements.  Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and by NVR’s customers, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets, mortgage financing availability and other factors over which NVR has little or no control.  The Company has no obligation to update such forward-looking statements.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Homebuilding:
Revenues	$577,381	$548,329
Other income	2,369	2,539
Cost of sales	(471,069)	(462,630)
Selling, general and administrative	(60,741)	(59,694)
Operating income	47,940	28,544
Interest expense	(2,171)	(2,774)
Homebuilding income	45,769	25,770

Mortgage Banking:
Mortgage banking fees	12,833	10,270
Interest income	756	584
Other income	166	89
General and administrative	(6,529)	(5,758)
Interest expense	(264)	(337)
Mortgage banking income	6,962	4,848

Income before taxes	52,731	30,618

Income tax expense	(20,644)	(12,630)

Net income	$32,087	$17,988

Basic earnings per share	$5.29	$3.19

Diluted earnings per share	$5.01	$3.02

Basic average shares outstanding	6,066	5,642

Diluted average shares outstanding	6,399	5,958

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2010	December 31, 2009
ASSETS	(unaudited)

Homebuilding:
Cash and cash equivalents	$1,340,978	$1,248,689
Marketable securities	125,000	219,535
Receivables	8,091	7,995
Inventory:
Lots and housing units, covered under
sales agreements with customers	430,944	337,523
Unsold lots and housing units	62,964	73,673
Manufacturing materials and other	6,001	7,522
	499,909	418,718

Assets related to consolidated variable interest entities	23,829	70,430
Contract land deposits, net	63,630	49,906
Property, plant and equipment, net	19,065	20,215
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Other assets, net	250,697	258,659
	2,372,779	2,335,727

Mortgage Banking:
Cash and cash equivalents	1,314	1,461
Mortgage loans held for sale, net	83,385	40,097
Property and equipment, net	739	446
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	10,833	10,692
	103,618	60,043

Total assets	$2,476,397	$2,395,770

(Continued)

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)

	March 31, 2010	December 31, 2009
LIABILITIES AND SHAREHOLDERS' EQUITY	(unaudited)

Homebuilding:
Accounts payable	$144,153	$120,464
Accrued expenses and other liabilities	184,194	221,352
Liabilities related to consolidated variable interest entities	-	65,915
Customer deposits	72,261	63,591
Other term debt	2,100	2,166
Senior notes	133,370	133,370
	536,078	606,858

Mortgage Banking:
Accounts payable and other liabilities	15,346	19,306
Note payable	56,249	12,344
	71,595	31,650

Total liabilities	607,673	638,508

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000
shares authorized; 20,559,671 shares issued as
of both March 31, 2010 and December 31, 2009	206	206
Additional paid-in-capital	870,408	830,531
Deferred compensation trust – 245,278 and
265,278 shares of NVR, Inc. common
stock as of March 31, 2010 and December
31, 2009, respectively	(39,856)	(40,799)
Deferred compensation liability	39,856	40,799
Retained earnings	3,855,154	3,823,067
Less treasury stock at cost – 14,410,336 and
14,609,560 shares at March 31, 2010
and December 31, 2009, respectively	(2,857,044)	(2,896,542)
Total shareholders’ equity	1,868,724	1,757,262
Total liabilities and shareholders’ equity	$2,476,397	$2,395,770

NVR, Inc.
Operating Activity
(unaudited)
(dollars in thousands)

	Three Months Ended March 31,
	2010	2009

Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,391	1,203
North East (2)	260	235
Mid East (3)	879	701
South East (4)	410	287
Total	2,940	2,426

Average new order price	$286.7	$281.9

Settlements (units)
Mid Atlantic (1)	935	928
North East (2)	220	184
Mid East (3)	565	413
South East (4)	199	248
Total	1,919	1,773

Average settlement price	$300.8	$308.8

Backlog (units)
Mid Atlantic (1)	2,319	2,051
North East (2)	365	354
Mid East (3)	1,274	1,019
South East (4)	594	393
Total	4,552	3,817

Average backlog price	$294.8	$298.5

Community count (average)	358	357
Lots controlled at end of period	48,100	44,000

Mortgage banking data:
Loan closings	$418,042	$427,294
Capture rate	90%	89%

Common stock information:
Shares outstanding at end of period	6,149,335	5,726,454

(1)	Virginia, West Virginia, Maryland and Delaware
(2)	Eastern Pennsylvania and New Jersey
(3)	Western Pennsylvania, Kentucky, New York, Ohio and Indiana
(4)	North Carolina, South Carolina, Tennessee and Florida

CONTACT: Dan Malzahn of NVR, Inc., +1-703-956-4204